                                                                       EXHIBIT 4








                       BURLINGTON NORTHERN 401(k) PLAN
                              FOR TCU EMPLOYEES


                   (Adopted Effective As of January 2, 1986,
                    And Restated Effective January 1, 1989)

               BURLINGTON NORTHERN 401(k) PLAN FOR TCU EMPLOYEES

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                               Table of Contents
                               -----------------
                                                                      Page
                                                                      ----
ARTICLE I         GENERAL
   Sec. 1.1         Name of Plan ...................................   1
   Sec. 1.2         Purpose ........................................   1
   Sec. 1.3         Effective Date .................................   1
   Sec. 1.4         Company ........................................   1
   Sec. 1.5         Union ..........................................   1
   Sec. 1.6         Construction and Applicable Law ................   1
   Sec. 1.7         Applicability of Future Amendments .............   2

ARTICLE II        MISCELLANEOUS DEFINITIONS
   Sec. 2.1         Account ........................................   3
   Sec. 2.2         Active Participant .............................   3
   Sec. 2.3         Affiliate ......................................   3
   Sec. 2.4         Alternate Payee ................................   3
   Sec. 2.5         Beneficiary ....................................   3
   Sec. 2.6         Board ..........................................   3
   Sec. 2.7         Certified Earnings .............................   3
   Sec. 2.8         Code ...........................................   3
   Sec. 2.9         Common Control .................................   4
   Sec. 2.10        Employment Commencement Date ...................   4
   Sec. 2.11        ERISA ..........................................   4
   Sec. 2.12        Fund ...........................................   4
   Sec. 2.13        Funding Agency .................................   4
   Sec. 2.14        Highly Compensated Employee ....................   4
   Sec. 2.15        Investment Fund ................................   6
   Sec. 2.16        Leased Employee ................................   6
   Sec. 2.17        Named Fiduciary ................................   6
   Sec. 2.18        Normal Retirement Age ..........................   6
   Sec. 2.19        Participant ....................................   6
   Sec. 2.20        Participating Employer .........................   6
   Sec. 2.21        Plan Year ......................................   6
   Sec. 2.22        Qualified Domestic Relations Order .............   6
   Sec. 2.23        Qualified Employee .............................   7
   Sec. 2.24        Review Committee ...............................   7
   Sec. 2.25        Successor Employer .............................   7
   Sec. 2.26        Termination of Employment ......................   7
   Sec. 2.27        Valuation Date .................................   7

ARTICLE III       PLAN PARTICIPATION
   Sec. 3.1         Entry Date .....................................   8
   Sec. 3.2         Eligibility for Participation ..................   8
   Sec. 3.3         Duration of Participation ......................   8
   Sec. 3.4         No Guarantee of Employment .....................   8
   Sec. 3.5         Inactive Participants ..........................   8


               BURLINGTON NORTHERN 401(k) PLAN FOR TCU EMPLOYEES


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                                Table of Contents
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                                                                     Page
                                                                     ----

ARTICLE IV    DEPOSITS AND CONTRIBUTIONS
   Sec. 4.1     Before Tax Deposits ................................   10
   Sec. 4.2     Sick Leave Deposits ................................   11
   Sec. 4.3     Source .............................................   11
   Sec. 4.4     Limitation on Allocations ..........................   11
   Sec. 4.5     Adjustment of Employer Contributions
                  If Required by Code Section 401(k) ...............   13

ARTICLE V     INVESTMENT FUNDS AND ACCOUNTS
   Sec. 5.1     Accounts for Participants ..........................   16
   Sec. 5.2     Investment Funds ...................................   16
   Sec. 5.3     Investment Fund Designations .......................   16
   Sec. 5.4     Valuation of Investment Funds ......................   16
   Sec. 5.5     Valuation of Accounts
                  in Investment Fund ...............................   17
   Sec. 5.6     Statement of Account ...............................   17

ARTICLE VI    DESIGNATION OF BENEFICIARY
   Sec. 6.1     Persons Eligible to Designate ......................   18
   Sec. 6.2     Special Requirements for
                  Married Participants .............................   18
   Sec. 6.3     Form and Method of Designation .....................   18
   Sec. 6.4     No Effective Designation ...........................   18
   Sec. 6.5     Beneficiary May Not Designate ......................   19
   Sec. 6.6     Insurance Contract .................................   19

ARTICLE VII   BENEFIT REQUIREMENTS; WITHDRAWALS; LOANS
   Sec. 7.1     Vesting ............................................   20
   Sec. 7.2     Benefit on Termination of Employment ...............   20
   Sec. 7.3     Death ..............................................   20
   Sec. 7.4     Divorce ............................................   20
   Sec. 7.5     Withdrawals While Employed .........................   20
   Sec. 7.6     Loans to Participants ..............................   22

ARTICLE VIII  DISTRIBUTION OF BENEFITS
   Sec. 8.1     Time and Method of Payment .........................   26
   Sec. 8.2     Accounting Following
                  Termination of Employment ........................   27
   Sec. 8.3     Reemployment .......................................   27
   Sec. 8.4     Source of Benefits .................................   27
   Sec. 8.5     Incompetent Payee ..................................   28
   Sec. 8.6     Benefits May Not Be Assigned
                  or Alienated .....................................   28
   Sec. 8.7     Payment of Taxes ...................................   28
   Sec. 8.8     Conditions Precedent ...............................   28
   Sec. 8.9     Company Directions to Funding Agency ...............   28

               BURLINGTON NORTHERN 401(k) PLAN FOR TCU EMPLOYEES


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                               Table of Contents
                               -----------------
                                                                      Page
                                                                      ----
ARTICLE IX    FUND
   Sec. 9.1     Composition ........................................   29
   Sec. 9.2     Funding Agency .....................................   29
   Sec. 9.3     Compensation and Expenses
                  of Funding Agency ................................   29
   Sec. 9.4     No Diversion .......................................   30
   Sec. 9.5     Insurance Company Not Responsible
                  for Validity of Plan .............................   30

ARTICLE X     ADMINISTRATION OF PLAN
   Sec. 10.1    Administration by Company ..........................   31
   Sec. 10.2    Certain Fiduciary Provisions .......................   31
   Sec. 10.3    Discrimination Prohibited ..........................   32
   Sec. 10.4    Evidence ...........................................   32
   Sec. 10.5    Correction of Errors ...............................   32
   Sec. 10.6    Records ............................................   32
   Sec. 10.7    General Fiduciary Standard .........................   33
   Sec. 10.8    Prohibited Transactions ............................   33
   Sec. 10.9    Claims Procedure ...................................   33
   Sec. 10.10   Bonding ............................................   33
   Sec. 10.11   Waiver of Notice ...................................   33
   Sec. 10.12   Agent for Legal Process ............................   33
   Sec. 10.13   Indemnification ....................................   33
   Sec. 10.14   Expenses of Administration .........................   34

ARTICLE XI    AMENDMENT, TERMINATION MERGER
   Sec. 11.1    Amendment ..........................................   35
   Sec. 11.2    Reorganization of
                  Participating Employers ..........................   35
   Sec. 11.3    Permanent Discontinuance
                  of Contributions .................................   35
   Sec. 11.4    Termination ........................................   35
   Sec. 11.5    Partial Termination ................................   36
   Sec. 11.6    Merger, Consolidation, or
                  Transfer of Plan Assets ..........................   36
   Sec. 11.7    Deferral of Distributions ..........................   36

ARTICLE XII   REVIEW COMMITTEE
   Sec. 12.1    Review Committee ...................................   38
   Sec. 12.2    Powers of the Review Committee .....................   40
   Sec. 12.3    Claims Procedure ...................................   40
   Sec. 12.4    Review Functions ...................................   41
   Sec. 12.5    Liability ..........................................   42
   Sec. 12.6    Indemnity .........................................    42
   Sec. 12.7    Company Records ....................................   42

               BURLINGTON NORTHERN 401(k) PLAN FOR TCU EMPLOYEES

                   (Adopted Effective as of January 2, 1986)

     Sec. 1.1  Name of Plan.  The name of the 401(k) plan set forth herein is
               -------------
"Burlington Northern 401(k) Plan for TCU Employees." It is sometimes herein referred to as the "Plan."

     Sec. 1.2  Purpose.  The purposes of the Plan are to provide a means for
               -------
employees to adopt a regular savings program and to provide a supplement to their retirement income.

     Sec. 1.3  Effective Date.  The "Effective Date" of the Plan is January 2,
               --------------
1986, the date as of which the Plan was established.

     Sec. 1.4  Company.  The "Company" is the Burlington Northern Railroad
               -------
Company and any Successor Company thereof.

     Sec. 1.5  Union.   "Union" means the Transportation Communications Union
               -----
(formerly Brotherhood of Railway, Airline and Steamship Clerks).

     Sec. 1.6  Construction and Applicable Law.  The Plan is intended to meet
               -------------------------------
the requirements for qualification under Code Section 401(a) and to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed consistent with said intent. It shall also be construed and administered according to the laws of the State of Texas to the extent that such laws are not preempted by the laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the Northern District of Texas, Fort Worth Division, except as otherwise provided in any trust agreement entered into with a trustee. The Plan shall be construed in accordance with the following rules:

     (a) Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

     (b) Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

     (c) Any references to the masculine gender include the feminine and vice versa.

     (d) Use of the words "hereof," "herein," "hereunder," or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

     (e) The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

     Sec. 1.7  Applicability of Future Amendments.  Except as may be
               ----------------------------------
specifically provided to the contrary, any amendment to the Plan shall apply only to the benefits accrued to individuals who are employees of a Participating Employer or Affiliate on or after the effective date of such amendment.

                                  ARTICLE II
                           MISCELLANEOUS DEFINITIONS

     Sec. 2.1  Account.  "Account" means a Participant's or Beneficiary's
               -------
interest in the Fund as described in Sec. 5.1.

     Sec. 2.2  Active Participant.  An employee is an "Active Participant" if he
               ------------------
is a Participant, if he is or has been a Qualified Employee, and if he has not become an Inactive Participant pursuant to Section 3.5.


     Sec. 2.3  Affiliate.  "Affiliate" means any trade or business entity under
               ---------
Common Control with a Participating Employer, or under common Control with a Predecessor Employer while it is such.

     Sec. 2.4  Alternate Payee.  "Alternate Payee" means a spouse, former
               ---------------
spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan to a Participant.

     Sec. 2.5  Beneficiary.  "Beneficiary" means the person or persons
               -----------
designated as such bodies.

     Sec. 2.6  Board.   The "Board" is the board of directors of the Company,
               -----
and includes any executive committees thereof authorized to act for such bodies.

     Sec. 2.7  Certified Earnings.  "Certified Earnings" of a Participant from
               ------------------
a Participating Employer for a Plan Year means the amount determined by the Company to be the total compensation (base pay plus overtime earnings) paid to the Participant by the Participating Employer during such Plan Year for service as an Active Participant, subject to the following:

     (a) Except as provided in subsection(b), allowances or reimbursements for expenses, severance pay, payments or contributions to or for the benefit of the employee under any other deferred compensations, pension, profit sharing, insurance, or other employee benefit plan, merchandise discounts, non-cash employee awards, or benefits in the form of property or the use of property shall not be included in computing Certified Earnings.

     (b) If a Participant elects to have his compensation reduced for purposes or having his employer make Before Tax Deposits, his Certified Earnings shall be the amount he would have received but for the reduction.

     (c) Effective for Plan Years beginning on or after January 1, 1995, Certified Earnings shall not include any wages or other compensation that are not covered by a collective bargaining agreement between the Company or Participating Employer and the Union, or any extension or renewal thereof.

     Sec. 2.8   "Code".   "Code" means the Internal Revenue Code of 1986 as from
                ------
time to time amended.








                                     - 3a -

     Sec. 2.9   Common Control.  An entity (whether corporation, partnership,
                --------------
sole proprietorship, or otherwise) is under "Common Control" with another entity
(i) if both entities are corporations which are members of a controlled group of corporation as defined in Code Section 414(b), or (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in regulations under Code Section 414(c), or (iii) if both entities are members of an "affiliated service group" as defined in Code Section 414(m) or otherwise required to be aggregated under Code Section 414(o). However, in determining Common Control for purposes of determining which entities are Affiliates and for purposes of applying the limits under Code
Section 415, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code Section 1563(a)(1) (which is referred to in Code Section 414(b)) or in the regulations under Code
Section 414(c).

     Sec. 2.10   Employment Commencement Date.   "Employment Commencement Date"
                 ----------------------------
means the date on which a person first becomes an employee of a Participating Employer (whether before or after the Participating Employer becomes such) or an Affiliate.

     Sec. 2.11   ERISA.   "ERISA" means the Employee Retirement Income Security
                 -----
Act of 1974 as from time to time amended.

     Sec. 2.12   Fund.   "Fund" means the aggregate of assets described in
                 ----
Section 9.1.

     Sec. 2.13   Funding Agency.   "Funding Agency" is a trustee or trustees or
                 --------------
an insurance company appointed under Sec. 9.2 for the purpose of holding, investing, and disbursing all or a portion of the Fund.

     Sec. 2.14   Highly Compensated Employee.   "Highly Compensated Employee"
                 ---------------------------
shall include highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any employee who performs service for the employer during the determination year, and who, during the look-back year:

     (i) received compensation from the employer in excess of $75,000 (as adjusted pursuant to Code Section 415(d));

     (ii) received compensation from the employer in excess of $50,000 (as adjusted pursuant to Code Section 415(d)) and was a member of the top-paid group for such year; or

     (iii) was an officer of the employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A).

The term Highly Compensated Employee also includes:

     (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the employee is one of the 100 employees who received the most compensation from the employer during the determination year; and

     (ii) employees who are 5-percent owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

           For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

           A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday.

           If an employee is, during a determination year or look-back year, a family member of either a 5-percent owner who is an active or former employee of a Highly Compensated Employee who is one of the ten most highly compensated employees ranked on the basis of compensation paid by the employer during such year, then the family member of the 5-percent owner or top-ten Highly Compensated Employee shall be treated as a single employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and the 5-percent owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

           The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(g) of the Code and the regulations thereunder.

     Sec. 2.15  Investment Fund.  "Investment Fund" means any of the funds for
                ---------------
investment of Plan assets established under Sec. 5.2.

     Sec. 2.16  Leased Employee.  "Leased Employee" means any person (other than
                ---------------
an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient. A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a non-integrated employer contribution, as defined in Code
Section 415(c)(3), but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Section 125, Section 401(a)(8), Section 402(h) or Section 403(b), (2) immediate participation, and (3) full and immediate vesting; and
(ii) leased employees do not constitute more than 20 percent of the recipient's non-highly compensated work force.

     Sec. 2.17  Named Fiduciary.  The Company is a "Named Fiduciary" for
                ---------------
purposes of ERISA with, subject to the terms, conditions and restrictions elsewhere contained in this Plan, authority to control or manage the operation and administration of the Plan. Other persons are also Named Fiduciaries under said Act if so provided by said Act. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by said Act.


     Sec. 2.18  Normal Retirement Age.  "Normal Retirement Age" is age 65.
                ---------------------

     Sec. 2.19  Participant.  A "Participant" is an individual described as such
                -----------
in Article III.

     Sec. 2.20  Participating Employer.  The Company, as well as Camas Prairie
                ----------------------
Railroad Company and Western Fruit Express Company, are Participating Employers in the Plan. With the consent of the Company and the Union, any other employer may also become a Participating Employer effective as of a date specified by it in its adoption of the Plan. Also with such consent, any such adopting employer may modify the provisions of the Plan as they shall be applicable to its employees. Any Successor Employer to the Company shall also be a Participating Employer.

     Sec. 2.21  Plan Year.  The "Plan Year" means the calendar year.
                ---------

     Sec. 2.22  Qualified Domestic Relations Order.  "Qualified Domestic
                ----------------------------------
Relations Order" means a judgment decree or order (including approval of a property settlement agreement) pursuant to a state domestic relations law (including a community property law) that provides benefits to an Alternate Payee in accordance with Code Section 414(p).

     Sec. 2.23  Qualified Employee.  "Qualified Employee" means any individual
                ------------------
who, at any time on or after the Effective Date is employed by a Participating Employer, in a position where wages and working conditions are covered by the collective bargaining agreement between the Company or Participating Employer and the Union, or any extension or renewal thereof, during any part of a payroll period.

     Sec. 2.24  Review Committee.  "Review Committee" means the committee
                ----------------
established under Article XII.

     Sec. 2.25  Successor Employer.  A "Successor Employer" is an entity that
                ------------------
succeeds to the business of a Participating Employer through merger, consolidation, acquisition of all or substantially all of its assets, or any other means; provided, however, that in the case of such succession with respect to any Participating Employer other than the Company, the acquiring entity shall be a successor Employer only if consent thereto is granted by the Company and the Union.

     Sec. 2.26  Termination of Employment.  The "Termination of Employment" of
                -------------------------
an employer of purposes of the Plan shall be deemed to occur on the date of his resignation, discharge, retirement or death; provided, however, that "Termination of Employment" shall not be deemed to occur upon a transfer between any combination of Participating Employers and Affiliates of a Participating Employer.

     Sec. 2.27  Valuation Date.  "Valuation Date" means the date on which the
                --------------
Fund and Accounts are valued as provided in Article V. "Valuation Dates" will be at least the last day of each quarter.

                                  ARTICLE III

                              PLAN PARTICIPATION
                              ------------------

     Sec. 3.1  Entry Date.  "Entry Date" means March 15, 1986, and thereafter
               ----------
the first day of January, April, July, and October of each year.

     Sec. 3.2  Eligibility for Participation.  Eligibility to participate in the
               -----------------------------
Plan shall be determined in accordance with the following:

     (a) Each Union-represented employee of a Participating Employer shall become a Participant in the Plan on the earliest Entry Date, on or after the date the Plan becomes effective with respect to his Participating Employer, on which both of the following requirements are met:

          (1)  He is a Qualified Employee.

          (2)  He has completed 60 days of service as a Qualified Employee.

     (b) If a former Participant is reemployed, he shall again become a Participant on the date he again becomes a Qualified Employee.

     Sec. 3.3  Duration of Participation.  A Participation shall continue to
               -------------------------
be such until the later of:

     (a)  The date of his Termination of Employment.

     (b) The date all benefits, if any, to which the Participant is entitled hereunder have been distributed to him from the Fund.

     Sec. 3.4  No Guarantee of Employment.  Participation in the Plan does not
               --------------------------
constitute a guarantee or contract of employment with the employee's Participating Employer. Such participation shall in no way interfere with any rights the Participating Employer would have in the absence of such participation to determine the duration of the employee's employment with the Participating Employer.

     Sec. 3.5  Inactive Participants.  Any Participant who
               ---------------------

     (a) is no longer receiving any payroll earnings from a Participating Employer;

     (b) occupies a position not covered by a collective bargaining agreement (exempt position) or,

     (c)  discontinues deposits and contributions

shall be deemed in Inactive Participant and shall not be eligible to make deposits under this Plan.

                                  ARTICLE IV

                          DEPOSITS AND CONTRIBUTIONS
                          --------------------------

A.  Deposits
    --------

     Sec. 4.1  Before Tax Deposits.  "Before Tax Deposits" are amounts
               -------------------
contributed by a Participating Employer at the election of a Participant. A Participant who elects to have Before Tax Deposits made in his behalf shall have his current compensation from his Participating Employer reduced by an amount equal to the Before Tax Deposits in any whole percentage of Certified Earnings ranging from 1 percent to 25 percent. In no event may a Participant elect to defer more than the dollar limit described in Code Section 402(a)(8), as indexed from time to time. However, under Section 4.5, the Company may at any time limit the maximum amount of Before Tax Deposits for an employee or group of employees to a whole or fractional percentage of less than 25 percent. A Participant may not elect Before Tax Deposits in an amount less than 1 percent of his Certified Earnings. Participant elections regarding Before Tax Deposits are subject to the following:

     (a)  Initial Election.   Each person who has become a Participant may
          ----------------
          direct the initial level of his Before Tax Deposits as of the next Entry Date following his election.

     (b)  Subsequent Modifications.   Each January, April, July, and October, an
          ------------------------
          Active Participant may change the rate of his Before Tax Deposits to any amount permitted under this section. In addition, a Participant may at any time during a Plan Year discontinue his Deposits.

     (c)  Election Procedure.   Elections under this section shall be made in
          ------------------
          accordance with rules and procedures established by the Review Committee.

     (d)  Before Tax Ceiling.   Sick leave deposits and certified earnings
          ------------------
          deposits cannot exceed 25 percent of base pay plus overtime.

     (e)  Internal Revenue Code Limits.   In no event may the Participant's
          ----------------------------
          Before Tax Deposits to this Plan, together with any elective deferrals to any other plan, exceed the maximum allowable under the Internal Revenue Code, Section 402(g)(5) or other applicable law adjusted for each plan year to take into account any cost of living increase prescribed for that year in accordance with the regulations promulgated under Section 402(g)(5).

          If the Participant notifies the Review Committee in writing no later than March 1 following the close of a taxable year of the amount of any excess Before Tax Deposits due solely to the limits in paragraph (e) of this subsection 4.1, the Plan may, but need not, distribute such excess and any gain or loss allocable to such excess to such Participant no later than April 15 following such taxable year. If so distributed, such excess shall not be included as an annual Addition for the immediately preceding Plan Year. The Participating Employers shall cause the Before Tax Deposits with respect to any month to be paid to the Funding Agency as early as practicable during the following month. Before Tax Deposits shall be reflected in Accounts as provided in Article V.

     Sec. 4.2  Sick Leave Deposits.  Any Participant may elect to have his
               -------------------
Participating Employer make Sick Leave Deposits to the Plan in lieu of his sick leave buy-back days as contained in Rule 55G of the May 6, 1980 BN-BRAC Agreement, as amended by Item 14 of Letter of Understanding dated November 21, 1985. Each Participant may elect to have his Participating Employer make Deposits up to the maximum amount available for him as specified by said Rule 55G, as amended. Any such Deposits shall be made by the Participating Employer at the time specified in Rule 55G and shall be credited to the participant's Account as provided in Article V.

B.   Limitations on Deposits
     -----------------------

     Sec. 4.3  Source.  Deposits in support of the Plan by a participating
               ------
Employer shall be made only from its current or accumulated earnings or profits determined according to generally accepted accounting practices.

     Sec. 4.4  Limitation on Allocations.  Notwithstanding any provisions of the
               -------------------------
Plan to the contrary, allocations to Participants under the Plan shall not exceed the maximum amount permitted under Code Section 415. For purposes of the preceding sentence:

     (a) The Annual Addition with respect to a Participant's Accounts in any Plan Year shall not exceed the lesser of:

          (1) $30,000 adjusted for each Plan Year to take into account any cost of living increase provided for that year in accordance with regulations prescribed by the Secretary of the Treasury.

          (2) 25 percent of the Compensation of such Participant for such Plan Year.

     (b) If for any Plan Year the limitations described in subsection (a) would be exceeded with respect to any Participant, the Annual Additions shall be adjusted in the following sequence, but only to the extent necessary to reduce the Annual Additions to the level permitted in subsection (a):

          (1) The Participant's share of Before Tax Deposits under Code Section 401(k) shall be reduced and his Participating Employer shall pay an equivalent amount to him in cash.

          (2) If, after the adjustment in (1), there is an excess amount with respect to a Participant for a Plan Year, such excess amount shall be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions for all Participants in the next Plan Year, and in each succeeding Plan Year, if necessary. The suspense account will not participate in the allocation of the investment gains and losses of the Fund (and the value of such an account will not be taken into account in valuing other Accounts under the Plan).

     (c) The following definitions shall be applicable for purposes of this section:

          (1) "Annual Addition" means employer contributions (including contributions made under Code Section 401(k). An Annual Addition with respect to a Participant's Accounts shall be deemed credited thereto with respect to a Plan Year if it is allocated to the Participant's Accounts under the terms of the Plan as of any date within such Plan Year.

          (2) "Compensation" means total compensation paid to a Participant. However, Compensation does not include deferred compensation, stock options, and other distributions which receive special tax benefit.

     (d)  Other Defined Contribution Plans.  If the Participating Employer or
          --------------------------------
          an Affiliate maintains or maintained any other defined contribution plan, as defined in Code Section 414(i), for its Employees, some or all of whom are Participants of this Plan, then the limitation of
          Section 4.1 shall apply to employer contributions, forfeitures, and Employee contributions credited to the Participant under all such plans.

          If a Participant receives allocation under this Plan and another defined contribution plan, then any reductions necessary to make allocations for the Participant under all such plans comply with the limit of Section 4.1 shall first be made under such other plan, except that the reductions shall be made first under this plan, except that the reductions shall be made first under this Plan if the Participant is covered under this Plan at a time during the Plan Year when he has ceased to be covered under such other plan and is no longer eligible to receive further allocation of Annual Additions for the year under such other plan.

          Any reductions in allocation under this Plan for such a Participant which are necessary to comply with the above limitations shall be made prospectively to above limitations shall be made prospectively to contributions and other Annual Additions for the limitation year that have not yet been credited to the Participant's Account.

     (e)  Defined Benefit Plans.  If a Participant in this Plan is or was also a
          ---------------------
          Participant in the defined benefit plan, as defined in section 414(j) of the Code, maintained by the Participating employer or any Affiliate, then in addition to the limitations contained in Section
          4.1 of this Plan, the projected benefit of the Participant under the defined benefit plan shall be limited to the extent necessary to comply with the limitation set forth in Code Section 415(e).

     (f)  Limitation of Certain Annual Compensation.  Certified Earnings, and
          -----------------------------------------
          any other elements of remuneration considered under the Plan, shall be limited as necessary to comply with the requirement of Code Section 401(a)(17) (and related Code sections and regulations) such that the annual compensation (within the meaning of such Code sections and regulations) of each Employee taken into account under the Plan for the year shall not exceed $200,000 (or such adjusted amount as may be prescribed by the Secretary of the Treasury in connection with the adjustments prescribed under Code Section 415(d)). Effective for Plan Years beginning on or after the earlier of:

            (1)  The latest of:

                 (i)  January 1,  1994;

                 (ii) The date of execution of an extension or replacement of the last collective bargaining agreement between the Company or Participating Employer and the Union in effect on August 10, 1993; or

            (2)  January 1, 1997,

     $150,000 shall replace $200,000 where it appears in the preceding sentence.

     Section 4.5  Adjustment of Deposits If Required by Code Section 401(k). If
                  ---------------------------------------------------------
necessary to satisfy the requirements of Code Section 401(k), Before Tax Deposits and Sick Leave Deposits shall be adjusted as follows:

     (a) Each Plan Year the Company shall calculate the deferral percentage for each Active Participant. Each such Participant's "deferral percentage" is calculated by dividing his compensation, as defined in
          Section 414(s) of the Code, for the Plan Year into the total Before Tax Deposits and Sick Leave Deposits which would be allocated to such Participant's Account for said Plan Year but for the limitations imposed by this section.

     (b) Each Plan Year the Company shall calculate the average deferral percentage for Participants who are Highly Compensated Employees and the average deferral percentage for Participants who are not Highly Compensated Employees, subject to the following:

          In each case the average is the average of the percentages calculated under subsection (a) for all of the employees in the particular group.

     (c) If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

              (1) The average deferral percentage for Higher Paid Participants is not more than 1.25 times the average deferral percentage for Lower Paid Participants.

              (2) The excess of the average deferral percentage for Higher Paid Participants over the average deferral percentage for Lower Paid Participants is not more than two percentage points, and the average deferral percentage for Higher Paid Participants is not more than 2.0 times the average deferral percentage for Lower Paid Participants.

     (d) If neither of the requirements of paragraph (c)(1) nor the requirements of paragraph (c)(2) are satisfied, then one or more of the following adjustments shall be made to the extent that the Review Committee deems reasonably necessary so that the requirements of one of those paragraphs are satisfied.

              (1) The maximum percentage of Certified Earnings which the Participating Employers may contribute as a Before Tax Deposit and/or Sick Leave Deposit with respect to the Highly Compensated Employee shall be reduced.

              (2) The Participating Employers shall limit future Before Tax Deposits and/or Sick Leave Deposits with respect to Highly Compensated Employees.

              (3) The Participating Employers shall distribute the excess amount of such deposits (and gain or loss attributable thereto) to Highly Compensated Employees in the order or their average deferral percentages, beginning with the Highly Compensated Employees with the highest average deferral percentage until the limitations of this section are met. Except as otherwise required by applicable regulations, any amount distributed under this paragraph shall be included in the Participant's taxable wages for the Plan Year for which the contribution was made. The distribution described in this section may be made notwithstanding any other Plan provisions.

                                   ARTICLE V

                         INVESTMENT FUNDS AND ACCOUNTS
                         -----------------------------

     Sec. 5.1  Accounts for Participants.  An Account shall be established under
               -------------------------
the Plan for each Participant who elects to have deposits made in his behalf. All Before Tax Deposits and Sick Leave Deposits with respect to a Participant shall be credited to his Account.

     Sec. 5.2  Investment Funds.  Investment Funds shall be established at the
               ----------------
direction of the Review Committee. The Review Committee shall determine the types of investments to be held in each Investment Fund and the investment manager, trustee, or insurance company responsible for selecting investments. Income on investments of each Investment Fund shall be reinvested by the Funding Agency in the same Investment Fund.

     Sec 5.3  Investment Fund Designations.  Deposits shall be invested in the
              ----------------------------
Investment Funds referred to in Sec. 5.2, pursuant to designations by the respective Active and Inactive Participants.

          No more than four times in each Plan Year, such Participant may change his designation of the Investment Funds in which future Deposits shall be invested.

          No more than four times in each Plan Year, such Participant also may direct a transfer of all or a part of his Account among the various Investment Funds.

          Elections under this section shall be made in accordance with rules and procedures established by the Review Committee. Said rules may require that the election be filed with the Company a reasonable time prior to the date it will become effective.

     Sec. 5.4  Valuation of Investment Funds. As of each Valuation Date, the
               -----------------------------
Funding Agency shall determine, in accordance with a method consistently followed and uniformly applied, the fair market value of each Investment Fund. Promptly thereafter the Funding Agency shall advise the Review Committee of the values so determined. During any period that all or a part of any Investment Fund is held under a contract, a type sometimes referred to as a "guaranteed income contract", issued by an insurance company and invested by it and under which the insurance company pays a guaranteed minimum rate of return, and provided no event has occurred that would result in a payment by the insurance company under the contract at a discount from book value of the contract, the fair market value of the contract shall be deemed to equal its book value.

     Sec. 5.5  Valuation of Accounts in Investment Funds.  There shall be
               -----------------------------------------
determined as of each Valuation Date the value of each Participant's various accounts in the Investment Funds. The value of each such Account shall be adjusted to reflect the effect of income, realized and unrealized profits and losses, withdrawals, inter-fund transfers, and all other transactions since the next preceding Valuation Date, as follows:

     (a) From the value of the Account as of the preceding Valuation Date there shall be deducted the amount of any distributions that were made therefrom after the preceding Valuation Date.

     (b) From the fair market value of the applicable Investment Fund determined as of the Valuation Date by the Funding Agency there shall be deducted the amount of any Deposits therein made for the valuation period ending on the Valuation Date.

     (c) The value of each such Account as determined in (a) shall be adjusted pro rata so that the total value of all such Accounts in the applicable Investment Fund equals the fair market value of the applicable Investment Fund as determined and adjusted in (b).

     (d) There shall then be added to the value of each Account determined as provided in (c) the total of the Deposits for credit to such Account made for the valuation period ending on the Valuation Date.

     (e) Any transfers between Investment Funds pursuant to Sec. 5.3 shall then be made and Accounts adjusted or established accordingly.

     Sec. 5.6  Statement of Account. The Company, through the Funding Agency,
               --------------------
shall issue a statement each quarter during each Plan Year advising each Active and Inactive Participant of the amount held in his Account.

                                  ARTICLE VI

                          DESIGNATION OF BENEFICIARY
                          --------------------------

     Sec. 6.1  Persons Eligible to Designate.  Any Participant may designate a
               -----------------------------
Beneficiary to receive any amount payable from the Fund as a result of the Participant's death. The Beneficiary may be one or more persons, natural or otherwise. By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator. A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein.

     Sec. 6.2  Special Requirements for Married Participants.  Notwithstanding
               ---------------------------------------------
the provisions of Sec. 6.1, if a Participant is married at the time of his death, his Beneficiary shall be his spouse unless the spouse has consented in writing to the designation of a different Beneficiary by name, the spouse's consent acknowledges the effect of the election, and the spouse's consent is witnessed by a representative of the Plan or a notary public. The previous sentence shall not apply if it is established to the satisfaction of the Review Committee that such consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed by federal regulations.

     Sec. 6.3  Form and Method of Designation.  Any designation or a revocation
               ------------------------------
of a prior designation of Beneficiary shall be in writing on such form as the Company may prescribe and shall be filed with the Company. The Company and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Company at the time of payment or may make payment pursuant to Sec. 6.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.

     Sec. 6.4  No Effective Designation.  If there is not on file with the
               ------------------------
Company an effective designation of Beneficiary by a deceased Participant, his Beneficiary shall be the person or persons surviving him in the first of the following classes in which there is a survivor, share and share alike:

     (a)  His spouse.

     (b) His children, except that if any of his children predecease him but leave issue surviving him, such issue shall take by right of representation the share their parent would have taken, if living.

     (c)  His parents.

     (d)  His brothers and sisters.

     (e)  His personal representative
          (executor or administrator).

Determination of the identity of the Beneficiary in each case shall be made by the Company.

     Sec. 6.5  Beneficiary May Not Designate.  Unless the Company on the
               -----------------------------
prescribed Beneficiary designation form permits a Participant to elect that a Beneficiary entitled to payments under the Plan may in turn designate a Beneficiary, no Beneficiary may designate a successor Beneficiary. If a Beneficiary is permitted to designate a successor Beneficiary, each such designation shall be made according to the same rules applicable to designations by Participants. In the event of the death of a Beneficiary who has so designated a successor Beneficiary, the successor Beneficiary shall be entitled to the balance of any payments remaining due. If a Beneficiary is not permitted to designate a successor Beneficiary, or is permitted to do so but fails to make such a designation, the balance of any payment remaining due will be payable to a contingent Beneficiary if the Participant's Beneficiary designation so provides, otherwise to the personal representative (executor or administrator) of the deceased Beneficiary.

     Sec. 6.6  Insurance Contract.  Notwithstanding the foregoing provisions of
               ------------------
this Article, as to benefits payable under a contract issued by an insurance company, said contract shall govern the designation of Beneficiary entitled to benefits thereunder if inconsistent with the other provisions of this Article.

                                  ARTICLE VII

                   BENEFIT REQUIREMENTS; WITHDRAWALS; LOANS
                   ----------------------------------------


    Sec. 7.1  Vesting.  The interest of a Participant in his Account shall be
              -------
fully vested in him at all times.

    Sec. 7.2  Benefit on Termination of Employment.  If a Participant's
              ------------------------------------
Termination of Employment occurs (for any reason other than his death), he shall be entitled to a benefit equal to the value of his Account, determined as of the Valuation Date coincident with or next following his Termination of Employment. The benefit shall be paid at the times and in the manner determined under
Article VIII.

    Sec. 7.3  Death.  If a Participant's Termination of Employment is the result
              -----
of his death, his Beneficiary shall be entitled to a benefit equal to the value of his Account, determined as of the Valuation Date coincident with or next following the date of his death. If a Participant's death occurs after his Termination of Employment, his Beneficiary shall be entitled to such benefit as the Participant would have been entitled thereafter from the Fund had he lived. Benefits to which Beneficiaries become entitled under this section shall be paid at the times and in the manner determined under Article VIII.

    Sec. 7.4  Divorce.  Benefits under the Plan, may be paid to an Alternate
              -------
Payee pursuant to a Qualified Domestic Relations Order that is determined to be an order described in Code Section 414(p) by the Review Committee.

    Sec. 7.5  Withdrawals While Employed.  A Participant whose benefits have not
              --------------------------
commenced under Sections 7.2 and 7.3 may make withdrawals from his Accounts subject to the following rules:

    (a) He may elect to make a withdrawal from his Account at any time after his attainment of age 59-1/2.

    (b) If he has not attained age 59-1/2, he may request a withdrawal from his Account for the purpose of enabling him to meet a hardship imposed by an unusual or special situation in his financial affairs.

         (1) For purpose of this Section 7.5 "financial hardship" means an immediate and heavy financial need occurring in the personal affairs of the Participant, including a need that is reasonably foreseeable or voluntarily incurred by the Participant, as determined by the Committee based on all relevant facts and circumstances, taking into consideration that the need to pay the funeral expenses of a family member would generally constitute an immediate and heavy financial need and the need to purchase a boat or television set generally would not. In any event, the following distributions shall be deemed to be made on account of an immediate and heavy financial need:

                      (i)  Payment of medical expenses (described in Code
                           Section 213(d)) previously incurred by the Participant, the Participant's spouse, or dependents (as defined in Code Section 152), or necessary for those persons to obtain medical care.

                     (ii) Purchase, excluding mortgage payments, of a principal residence for the Participant.

                    (iii) Payment of tuition for the next twelve months of post-secondary education for the Participant, the Participant's spouse, children, or dependents.

                     (iv) Payment to prevent the eviction of the Participant from this principal residence or the foreclosure of the mortgage of the Participant's principal residence.

                      (v) Such other deemed financial needs of published from time to time by the Commissioner of Internal Revenue.

                     (vi) Payment of funeral expenses paid by the Participant for a family member.

                    (vii) Loss of income due to layoff or disability of the Participant or spouse.

                   (viii) Loss due to uninsured destruction or damage to the Participant's property.

         (2) A hardship distribution may not exceed the amount necessary to meet the immediate and heavy financial need created by the hardship and not capable of being satisfied from other resources reasonably available to the Participant, generally including assets held by his spouse or minor children, but not including assets held for a child under an irrevocable trust or under the Uniform Gift to Minors Act. The Committee shall consider all relevant facts and circumstances and shall generally treat the requested distribution as necessary to meet the financial need upon receipt of a written representation that in the

                   Participant's opinion his financial need cannot reasonably be relieved:

                   (i) Through reimbursement or compensation by insurance or otherwise,

                  (ii) By reasonable liquidation of the Participant's assets, to the extent that such liquidation itself is feasible and does not itself cause an immediate and heavy financial need,

                 (iii) By suspension of the Participant's Before Tax Deposits under the Plan, or

                 (iv) By other distributions or nontaxable loans from plans maintained by the Employer and any other employer or by borrowing from commercial sources on reasonable commercial terms.

            (3) The Committee may, without further investigation, accept the written statement of the Participant as to the foregoing matters unless it has reason to believe the statement is in error. In addition, hardship withdrawals shall be further limited to prevent the distribution of earnings arising after 1988 on Before Tax Deposits.

    (c) Application for withdrawals shall be made on such forms as the Review Committee prescribes and may be made at any time, effective upon the last day of the month following satisfaction of the advance notice requirements specified by the Review Committee. Distributions of withdrawals shall be made in a lump sum as soon as is administratively possible following such date. Withdrawal distributions shall be based on the value of a Participant's Account as of the Valuation Date immediately preceding, or coinciding with, the effective date of the withdrawal. A Participant may make more than one withdrawal in any one Plan Year.

    Sec. 7.6  Loans to Participants and Beneficiary who are Parties in Interest
              -----------------------------------------------------------------
of the Plan.  The Review Committee may authorize a loan to an Active Participant
- -----------
or Beneficiary who are parties in interest of the Plan who makes application therefor. Each such loan shall be subject to the following provisions:

    (a) The amount of any loan to such Active Participant or Beneficiary shall not exceed whichever of the following amounts is least:

         (1)   $50,000 or

         (2) Fifty percent (50%) of the account balance as of the Valuation Date immediately preceding the date the loan is made.

    (b)  Loan may not be less than $1,000.

    (c) Only one loan may be outstanding at any one time. Such Active Participant or Beneficiary may only receive one loan in a twelve (12) month period determined from the date of the last loan.

    (d) To receive a loan from the Plan, such Active Participant and his spouse must sign a promissory note in the proper amount on a form prescribed by the Review Committee and authorize payroll deductions for payment of interest and principal in accordance with procedures adopted by the Review Committee. To secure repayment of the loan, the Participant and his spouse, if any, shall, within the 90 day period before the loan is made, consent to any distribution resulting from a setoff of the loan against the Participant's Account. Each loan shall be adequately secured as determined by the Review Committee. A loan shall be considered adequately secured whenever the outstanding balance does not exceed the amount in which the Participant would have a vested interest in the event of his Termination of Employment.

    (e) The Review Committee shall determine the rate of interest to be paid with respect to each loan, which shall be a reasonable rate of interest within the meaning of Section 408(b)(1)(D) and regulations promulgated thereunder. The interest rate so determined shall be fixed for the term of the loan.

    (f) Each such loan shall provide for repayment in semimonthly/monthly installments of interest and principal through regular payroll deductions. The obligation to make repayments of principal and interest shall be suspended during the period not to exceed 90 days that such Active Participant is laid off but has not yet resulted in a Termination of Employment and the term of the loan will be automatically extended by the length of layoff; provided, however, in no event may the term of the loan exceed five years. Where it is not feasible in such a case to continue processing the loan repayments as payroll deductions under a payroll system that currently covers such Active Participant, the repayments shall be made by such Active Participant by check on a monthly basis. Such Active Participant shall be entitled on or after the twelfth (12th) month to prepay, without penalty, the total accrued interest and outstanding principal amount of the loan by direct payment.

    (g) Each loan shall extend for a stated period determined by agreement of such Active Participant and the Review Committee, from one to five years. Any outstanding loan shall become due and payable as of the end of the second month following the month of the Termination of Employment.

    (h) In the event Termination of Employment occurs and such Active Participant (i) either receives an immediate distribution of his remaining account balance in the Plan or does not pay the total accrued interest and outstanding principal amount of the loan within sixty (60) days or (ii) is in default for ninety (90) days on any required loan payment prior to his repayment of the total principal and interest on an outstanding loan under the Plan, such Active Participant's note shall be cancelled and the principal deemed distributed by the Fund to him or, if applicable, his Beneficiary. The amount distributed will be considered a withdrawal and will be subject to applicable tax penalties.

    (i) The Review Committee shall direct the Funding Agency with respect to the making of loans to such Active Participants, the collection thereof, and all other matters pertaining thereto, and the Funding Agency shall follow such directions to the extent possible and shall not take any independent action with respect to such loans. The Funding Agency shall have no responsibility whatsoever with respect to loans to Participants except to follow the directions of the Review Committee to the extent possible.

    (j) In accordance with the foregoing standards and requirements, loans shall be available to all such Active Participants and Beneficiaries on a reasonably equivalent basis.

    (k) All loans shall be governed by such rules and regulations as the Review Committee may adopt, and applications for loans shall be made on such forms as the Review Committee may provide for such purpose.

    (l) The Review Committee shall cause to be furnished to any such Active Participant or Beneficiary receiving a loan any information required to be furnished pursuant to the Federal Truth in Lending Act, if applicable, or pursuant to any other applicable law.

    (m) The portion of such Active Participant's or Beneficiary's Account represented by the outstanding loan principal shall be segregated and shall not share in the income or losses of the Fund. In lieu thereof, all interest paid by such Active Participant or Beneficiary on the loan shall be allocated to the Participant's Account. The Funding Agency may charge to such Active Participant's or beneficiary's Account any expenses or losses attributable to the loan and such portion of the general expenses of the Fund as the Funding Agency determines in the discretion to be reasonable.

    (n) Such Active Participant or beneficiary shall provide directions as to the investments held in this Account that are to be liquidated to provide the fund with cash equal to the loan principal.

    (o)  No loan shall be permitted prior to January 1, 1987.

    (p) Notwithstanding any other provision in this Plan to the contrary, the Company may amend the Plan at any time to cease the granting of loans under this Plan.

    Section 7.7  Distribution Rollovers. Effective January 1, 1993,
                 ----------------------
notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the distributee in a Direct Rollover. In carrying out this Section, the Committee may mail the distribution to the Distributee.

          The following definitions apply to distribution rollovers permitted under this subsection.

    (a) "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code
         Section 402(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

    (b) "Eligible Retirement Plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code
         Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

    (c) "Distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

    (d) "Direct Rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                     -25a-

                                 ARTICLE VIII

                           DISTRIBUTION OF BENEFITS
                           ------------------------

     Sec. 8.1  Time and Method of Payment.  The benefit to which a Participant
               --------------------------
or Beneficiary may become entitled under Article VII shall be distributed to him as soon as practicable after he becomes so entitled or after the deferred distribution date and according to the method he elects, subject to the following:
     (a) Distribution shall be made by one or a combination of the following methods, as the Participant or Beneficiary may select:

          (1) Payment in a single lump sum payment, as soon as practicable after the Valuation Date which is coincident with or immediately following Termination of Employment or after any deferred Valuation Date.

          (2) Payment in monthly, quarterly, semimonthly or annual installments following Termination of Employment or after any deferred Valuation Date over a period specified by the Participant or Beneficiary. However, the period over which payments are made may not exceed the longer of (i) a period-certain not longer than the life expectancy of the Participant, or (ii) a period-certain not longer than the joint life and last survivor expectancy of the Participant and his designated Beneficiary.

          However, if the value of the Participant's Account as of the Valuation Date coincident with or next following his Termination of Employment is $3,500 or less, payment will be made in a single sum and installment distributions will not be permitted.

     (b) The precise timing of any distribution is subject to normal processing delays and any other administrative exigencies or special circumstances affecting the distribution and cannot, therefore, be guaranteed. However, distributions will normally be paid within approximately 45 days after the end of the month following the later to occur of (i) the Participant's Termination of Employment or other distribution event, or (ii) receipt of any properly completed election form that is necessary to process the distribution. No interest or investment gains or losses will be allocated for the processing period with respect to an amount that is distributed. Moreover, unless the Participant otherwise elects in accordance with the Plan, the payment of his benefits must begin no later than the sixtieth day after the close of the Plan Year in which the Participant's Termination of Employment occurs. However, if the amount of the payment to be made cannot be determined by said date, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained.

     (c) In all events, a distribution of all benefits must occur or distributions in installments must commence by April 1 following the calendar year in which the Participant attains age 70-1/2.

     (d) If the Participant dies after beginning to receive payments in installments over a period-certain pursuant to subsection (a)(2), the remaining account balance (less any outstanding loan) shall be distributed to his Beneficiary in an immediate single lump sum payment.

     (e) If the Participant dies before beginning to receive distributions, the Participant's Accounts (less any outstanding loan) shall be distributed to his Beneficiary in an immediate single lump sum payment.

     (f) If distributions are made in installments, the amount to be distributed each year must be at least equal to the quotient obtained by dividing the entire interest of the individual at the beginning of the year by the number of remaining years in the payment period including the current year.

     Sec. 8.2  Accounting Following Termination of Employment.  If distribution
               ----------------------------------------------
of all or any part of a benefit is deferred or delayed for any reason, the undistributed portion of any Account shall continue to be revalued as of each Valuation Date as provided in Article V.

     Sec. 8.3  Reemployment.  Distributions from the Fund shall cease upon
               ------------
reemployment of a Participant in a regular position by a Participating Employer, and shall recommence in accordance with the provisions of this Article upon his subsequent Termination of Employment.

     Sec. 8.4  Source of Benefits.  All benefits to which persons become
               ------------------
entitled hereunder shall be provided only out of the Fund and only to the extent that the Fund is adequate therefor. No benefits are provided under the Plan except those expressly described herein.

     Sec. 8.5  Incompetent Payee.  If a person entitled to payments hereunder is
               -----------------
disabled from caring for his affairs because of mental condition, physical condition, or age, payment due such person may be made to such person's guardian, conservator, or other legal personal representative upon furnishing the Review Committee with a court order from a court of competent jurisdiction. Prior to the furnishing of such evidence, the Review Committee may cause payments due to person or institution then caring for or maintaining the person under disability. The Review Committee shall have no liability with respect to payment so made. The Review Committee shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

     Sec. 8.6  Benefits May Not Be Assigned or Alienated.  Except as otherwise
               -----------------------------------------
expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly. However, the Plan shall comply with the provisions of any court order which the Review Committee determines is a Qualified Domestic Relations Order as defined in Code Section 414(p).

     Sec. 8.7  Payment of Taxes.  The Funding Agency may pay any estate,
               ----------------
inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Funding Agency's opinion it shall be or may be required to pay out of such benefit. The Funding Agency may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Funding Agency shall deem necessary for its protection.

     Sec. 8.8  Conditions Precedent.  No person shall be entitled to a benefit
               --------------------
hereunder until his right thereto has been finally determined by the Review Committee nor until he has submitted to the Review Committee relevant data reasonably requested by the Review Committee, including, but not limited to, proof of birth or death.

     Sec. 8.9  Company Directions to Funding Agency.  The Company shall issue
               ------------------------------------
such written directions to the Funding Agency as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provision of the Plan.

                                  ARTICLE IX

                                     FUND
                                     ----

     Sec. 9.1  Composition.  All sums of money and all securities and other
               -----------
property received by the Funding Agency for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the "Fund". The Review Committee may cause the Fund to be divided into any number of parts for investment purposes or any other purposes necessary or advisable for the proper administration of the Plan.

     Sec. 9.2  Funding Agency.  The Fund may be held and invested as one fund or
               --------------
may be divided into any number of parts for investment purposes. Each part of the Fund, or the entire Fund if it is not divided into parts for investment purposes, shall be held and invested by one or more trustees or by an insurance company. The trustee or trustees of the insurance company so acting with respect to any part of the Fund is referred to herein as the Funding Agency with respect to such part of the Fund. The selection and appointment of each Funding Agency shall be made by the Company with the prior written consent of the Union. The Union or the Company shall have the right at any time to remove a Funding Agency, in which case the Company shall appoint a successor thereto, with the prior written consent of the Union subject only to the terms of any applicable trust agreement or group annuity contract. The Review Committee shall have the right to determine the form and substance of each trust agreement and group annuity contract under which any part of the Fund is held, subject to the requirement that they are not inconsistent with the provisions of the Plan. Any such trust agreement may contain provisions pursuant to which the trustee will make investments on direction of a third party.

          The form and term of any trust agreement or group annuity contract and any subsequent amendment thereto is subject to the written consent of the Review Committee. The appointment or removal of an investment manager shall, likewise, be made only with the written consent of the Review Committee.

     Sec. 9.3  Compensation and Expense of Funding Agency.  The Funding Agency
               ------------------------------------------
shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Review Committee. The Funding Agency shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid from the Fund, except as specifically agreed in writing by the Company and Union.

     Sec. 9.4  No Diversion.  The Fund shall be for the exclusive purpose of
               ------------
providing benefits to Participants under the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan. Such expenses may include premiums for the bonding of Plan officials required by ERISA. No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their beneficiaries. Notwithstanding the foregoing:

     (a) If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Funding Agency shall, upon written request of the Company, return such contribution to the Participating Employer within one year after the payment of the contribution to the Funding Agency.

     (b) Contributions by a Participating Employer are conditioned upon initial qualification of the Plan as to such Participating Employer under Code
          Section 401(a). If the Plan does not qualify as to such Participating Employer, the Funding Agency shall, upon written request of the Company, return the amount of such contribution to the Participating Employer within one year after the date of denial of qualification of the Plan.

     (c) If any contribution by a Participating Employer is conditioned upon the deductibility of the contribution under Code Section 404, then, to the extent the deduction is deemed disallowed, the Funding Agency shall, upon written request of the Company, return such contribution (to the extent disallowed) to the Participating Employer within one year after the disallowance of the deduction.

     (d) If any amounts remain in a suspense account under Code Section 415 upon termination of the Plan, such amounts may revert to the Company.

In the case of any such return of contribution the Company shall repay such returned amounts to Participants in a manner which the Review Committee considers fair and equitable under the circumstances.

     Sec. 9.5  Insurance Company Not Responsible for Validity of Plan.  No
               ------------------------------------------------------
insurance company that issues a contract under the Plan shall have any responsibility for the validity of the Plan. An insurance company to which an application may be submitted hereunder may accept such application and shall have no duty to make any investigation or inquiry regarding the authority of the applicant to make such application or any amendment thereto or to inquire as to whether a person on whose life any contract is to be issued is entitled to such contract under the Plan.

                                   ARTICLE X

                            ADMINISTRATION OF PLAN
                            ----------------------

     Sec. 10.1  Administration by Company.  Subject to the Review Committee and
                -------------------------
except as expressly otherwise provided herein, the Company shall control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. Except in cases where the Plan expressly requires action on behalf of the Company to be taken by its board of directors, action on behalf of the Company may be taken by any of the following:

     (a)  The Review Committee.

     (b) The Vice President, Human Resources of the Company, or the officer holding a position of comparable responsibilities, as directed by the Review Committee.

     Sec. 10.2  Certain Fiduciary Provisions.  For purposes of the Plan:
                ----------------------------

     (a) Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

     (b) A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

     (c) To the extent permitted by any applicable trust agreement or group annuity contract, a Named Fiduciary with respect to control or management of the assets of the Plan may appoint any investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

     (d) At any time that the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Review Committee may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

     (e) Unless expressly prohibited in the appointment of a Named Fiduciary which is not the Company acting as provided in Sec. 10.1, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

     (f) A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each Named Fiduciary, each other fiduciary, each person employed pursuant to subsection (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to repayment therefor from the Fund.

     Sec. 10.3  Discrimination Prohibited.  No person or persons in exercising
                -------------------------
discretion in the operation and administration of the Plan shall discriminate in favor of shareholders, officers, or highly compensated employees of any Participating Employer.

     Sec. 10.4  Evidence.  Evidence required of anyone under this Plan may be by
                --------
certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

     Sec. 10.5  Correction of Errors.  It is recognized that in the operation
                --------------------
and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Funding Agency. The Review Committee shall have power to cause such equitable adjustments to be made to correct for such errors as the Review Committee in its discretion considers appropriate. Such adjustments shall be final and binding on all persons.

     Sec. 10.6  Records.  Each Participating Employer, each fiduciary with
                -------
respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by said Act or other applicable law.

     Sec. 10.7  General Fiduciary Standard.  Each fiduciary shall discharge his
                --------------------------
duties with respect to the Plan solely in the interests of Participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     Sec. 10.8  Prohibited Transactions.  A fiduciary with respect to the Plan
                -----------------------
shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

     Sec. 10.9  Claims Procedure.  The Review Committee shall establish a
                ----------------
claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant. A claimant whose claim for benefits has been denied shall be afforded a reasonable opportunity for a full and fair review of the decision denying the claim before the Review Committee pursuant to Article XII.

     Sec. 10.10  Bonding.  Plan personnel shall be bonded to the extent required
                 -------
by ERISA. Premiums for such bonding shall be paid from the Fund. However, premiums for bonding of Union appointed members of the Review Committee shall be paid by the Union.

     Sec. 10.11  Waiver of Notice.  Any notice required hereunder may be waived
                 ----------------
by the person entitled thereto.

     Sec. 10.12  Agent for Legal Process.  The Company shall be the agent for
                 -----------------------
service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

     Sec. 10.13  Indemnification.  In addition to any other applicable
                 ---------------
provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, each officer, and each employee of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person's service as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises, and only to the extent that such liabilities, losses, costs, or expenses are not paid through insurance. Notwithstanding any of the foregoing provisions of this section to the contrary, no indemnity shall be provided under this section to any person for any liability, loss, costs, or expenses (including legal fees) arising out of the discharge of the responsibilities under the Plan of the Review Committee and indemnification for such liabilities, losses, costs, or expenses shall be limited to that provided under Section 12.5.

     Sec. 10.14  Expenses of Administration.  Except as specifically otherwise
                 --------------------------
agreed in writing between the Company and the Union, or provided for herein, all expenses of Plan administration (except investment management and brokerage fees) shall be paid by the Company.

                                  ARTICLE XI

                         AMENDMENT, TERMINATION, MERGER
                         ------------------------------

     Sec. 11.1  Amendment.  Subject to the non-diversion provisions of Sec. 9.4,
                ---------
the Company, with the prior written consent of the Union, or pursuant to the terms of the Railway Labor Act, by action of the Review Committee, or by action of a person so authorized by resolution of the Review Committee, may amend the Plan at any time and from time to time; provided, however, that such amendments as are required by applicable law or regulation may be made by the Company with or without the Union's consent. No amendment of the Plan shall have the effect of changing the rights, duties, and liabilities of any trustee without its written consent. Also, no amendment shall divest a Participant or Beneficiary of Accounts accrued prior to the amendment.

     Sec. 11.2  Reorganization of Participating Employers.  In the event two or
                -----------------------------------------
more Participating Employers shall be consolidated or merged or in the event one or more Participating Employers shall acquire the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions as to all the Participating Employers involved in such reorganization and their employees, except that employees whose Termination of Employment shall occur at the time of and because of such reorganization shall be entitled to benefits as in the case of a complete discontinuance on contributions to the Plan. In such event, in administering the Plan the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers in the reorganization.

     Sec. 11.3  Permanent Discontinuance of Contributions.  With the prior
                -----------------------------------------
written consent of the Union, or pursuant to the terms of the Railway Labor Act, a Participating Employer, by action of its board of directors, may completely discontinue its contributions in support of the Plan. In such event, notwithstanding any provisions of the Plan to the contrary, (i) no employee of such employer shall become a Participant after such discontinuance, and (ii) each Participant in the employ of such employer at the time of such discontinuance shall be 100% vested in his Accounts. Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article VIII.

     Sec. 11.4  Termination.  With the prior written consent of the Union, or
                -----------
pursuant to the terms of the Railway Labor Act, a

Participating Employer, by action of the Review Committee, may terminate the Plan as applicable to such Participating Employer and its employees. After such termination no employee of such employer shall become a Participant, and no contributions shall be made by such employer. Each Participant in the employ of his employer at the time of such termination shall be 100% vested in his Accounts, he shall be entitled to a benefit equal to the value of his Accounts determined as of the Valuation Date coincident with or next following the termination of the Plan, distribution shall be made in accordance with the provisions of Article VIII, and the Plan and any related trust agreement or group annuity contract shall continue in force for the purpose of making such distributions.

     Sec. 11.5  Partial Termination.  If there is a partial termination of the
                -------------------
Plan as to a Participating Employer, by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, each Participant with respect to whom the partial termination applies shall be 100% vested in his Accounts. Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article VIII.

     Sec. 11.6  Merger, Consolidation or Transfer of Plan Assets.  In the case
                ------------------------------------------------
of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

     Sec. 11.7  Deferral of Distributions.  Notwithstanding any provisions of
                -------------------------
the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan by a Participating Employer or of a complete or partial termination of the Plan with respect to a Participating Employer, the Company or the Funding Agency may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such discontinuance or termination applies until after the following have occurred:

     (a) Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code Section 401(a).

(b) Appropriate adjustments of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

                                  ARTICLE XII

                               REVIEW COMMITTEE
                               ----------------


     Sec. 12.1 Review Committee. There shall be established a Review Committee
               ----------------
for the purpose of hearing and determining all disputes which may arise out of the application, interpretation, or administration of the Plan or with respect to any Funding Agency utilized in connection therewith, or concerning participation in or benefits under the Plan, or any action of the Company or a Participating Employer in the discharge of its functions hereunder whether or not such functions are expressly made subject to the consent, approval or review of the Review Committee. The Review Committee shall act pursuant to the following:

     (a) The Review Committee shall consist of four members, two of whom shall be selected by the Company and two of whom shall be selected by the Union. The Company shall also select one alternate member who may act for the member appointed by the Company in the event of absence or inability to act of one of such members, and the Union shall likewise select one alternate member who may act for the member appointed by the Union in the event of the absence or inability to act of one of such members. Either the Company or the Union at any time may remove a member appointed by it and may select a member to fill any vacancy among the members selected by it. Both the Company and the Union shall, in writing, notify each other respectively concerning such selections, which shall continue until further written notice.

     (b) Three members of the Review Committee shall constitute a quorum for the transaction of business. At all Review Committee meetings, Company members present shall be entitled to one vote each and the Union members shall be entitled to one vote each.

     (c) The Review Committee shall have the authority to appoint subcommittees to handle any problem within the jurisdiction of the Review Committee. Such subcommittee shall report exclusively to the Review Committee.

     (d) The compensation, travel, and other reasonable living expenses, if any, of members of the Review Committee selected by the Company which are incidental to the holding of such meetings and performing functions of the Review Committee shall be paid by the Company. The compensation, travel, and other reasonable living expenses, if any, of members of the Review Committee selected by the Union which are incidental to the holding of such meetings and performing functions of the Review Committee shall be paid by the Union.

    (e) All decisions and actions taken by the Review Committee shall be by the affirmative vote or agreement of not less than three members. Such affirmative vote or agreement shall be in writing if given other than during a meeting of the Review Committee. All decisions of the Review Committee shall be final and binding upon the Company, the Union, and any other person having an interest in, under, or derived from the Plans. No ruling or decision of the Review Committee in one case shall create a basis for a retroactive adjustment in any prior case.

    (f) If the Review Committee shall fail to agree on any matter or dispute coming before it, it shall within ten days from the date of such failure to agree, designate an Impartial Referee. If the Review Committee does not agree upon the selection of an Impartial Referee within such 10-day period, then either the Company or the Union may apply to the National Mediation Board for the designation by such Mediation Board of an Impartial Referee. The matter or dispute shall be submitted to the Review Committee sitting with the Impartial Referee who shall act as Chairman during the proceedings pertaining to such matter. Such Impartial Referee shall have one vote. Three affirmative votes shall be required to render a decision or determination on matters coming before the Review Committee sitting together with the Impartial Referee.

    (g) The compensation and expenses of the Impartial Referee shall be paid by the National Mediation Board under the terms of the Railway Labor Act.

    (h) Meetings of the Review Committee may be called by mutual agreement of the members at any time without notice. Such meetings shall be conducted at the Company's offices, or without a formal meeting by the written authorization of all of the members thereof, or as otherwise agreed to by the members of the Review Committee

    (i) The Review Committee shall sit as a Special Board of Adjustment pursuant to Section 3, second of the Railway Labor Act with respect to all matters referable to it under the Plan which matters shall not be subject to the grievance procedure provided in the collective bargaining agreement between the Company or Participating Employers and the Union as in effect from time to time. All decisions of the Review Committee shall be final, binding and conclusive upon the Company, Participating Employers, the Union, the Funding Agency, the Participants and Beneficiaries, and any person having or claiming to have an interest in the Plan and shall be enforceable in any court of competent jurisdiction.

     Sec. 12.2  Powers of the Review Committee.  The Review Committee shall
                ------------------------------
determine all dispute which may arise out of the application, interpretation, or administration of the Plan with respect to any Funding Agency utilized in connection therewith, or concerning participation in or benefits under the Plan or any action of the Company or Participating Employer in the discharge of its functions hereunder whether or not such functions are expressly made subject to the consent, approval, or review of the Review Committee. The Review Committee shall have full power to affirm, reverse or otherwise modify any decision or administrative action or proposed action which gave rise to any dispute. The Review Committee shall have power to add to or subtract from or modify any of the terms of the Plan, via formal plan amendments. The Review Committee shall have the power to establish rules of procedure for the conduct of its business and of hearings before it, which rules shall not be inconsistent with the provisions of the Plan.

     Sec. 12.3  Claims Procedure.
                ----------------

     (a) Claims for Benefits.  Inquiries about benefits under the Plan may be
         -------------------
         made to appropriate Human Resources personnel of the Company and their designated field representatives. Formal claims for benefits shall be made in writing to the Review Committee. Written inquiries to Human Resources personnel and field representatives that cannot be resolved within a reasonable time will be treated as formal claims and forwarded to the Review Committee, in which case the claimant shall be advised of this action and of the claims procedure under the Plan.

     (b) Notice of Denial of Claim.  If a claim for benefits is wholly or
         -------------------------
         partially denied, the Review Committee shall within a reasonable period of time, but no later than 90 days after receipt of the claim, notify the claimant of the denial of benefits. If special circumstances justify extending the period up to an additional 90 days, the claimant shall be given written notice of this extension within the initial 90-day period and such notice shall set forth the special circumstances and the date a decision is expected. A notice of denial:

         (1) Shall be written in a manner calculated to be understood by the claimant; and

         (2)   Shall contain (i) the specific reasons for denial of the claim,
               (ii) specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation why such material or information is necessary, and (iv) an explanation of the Plan's claim review procedures.

     (c) Request for Review of Denial of Claim.  Within 60 days of the receipt
         -------------------------------------
         by the claimant of the written denial of his claim or, if the claim has not been granted within a reasonable period of time (which shall not be less than 90 days described in Subsection (b)), the claimant may file a written request with the Review Committee that it conduct a full review of the denial of the claim, including a hearing if deemed necessary by the Review Committee. In connection with the claimant's appeal, the claimant may review pertinent documents and may submit issues and comments in writing.

     (d) Decision of Review of Denial of Claim.  The Review Committee shall
         -------------------------------------
         deliver to the claimant a written decision on the claim promptly, but not later than 60 days after the receipt of the claimant's request for such review, unless special circumstances exist which justify extending this period up to an additional 60 days. If the period is extended, the claimant shall be given written notice of this extension during the initial 60-day period. The decision on review of the denial of the claim:

         (1) Shall be written in a manner calculated to be understood by the claimant;

         (2)   Shall include specific reasons for the decision; and

         (3) Shall contain specific references to the Plan provisions on which the decision is based.

         All decisions and actions taken by the Review Committee shall be governed by Section 12.1(e), (f), (g), (h) and (i) above.

     Sec. 12.4  Review Functions. The Review Committee shall have the following
                ----------------
rights and review functions:

     (a) To examine, during normal business hours, all books, records, reports, regulations, and procedures relative to the Plan, including Funding Agency instruments, amendments, annual reports, Trustee reports for the Plan, Fund accountings, and related data.

     (b) The Company and each Funding Agency, as the case may be, shall furnish to the Union members of the Review Committee and the Union all records and material set forth in subsection (a) above within 30 days from the date on which such material may have been prepared or compiled; and in any case annual reports (Form 5500) and Trustee reports for the Plan shall each be furnished to the Union members of the Review Committee and the Union not less frequently than once each year. The Union members of the Review Committee may request and shall be entitled to receive additional material and data relating to the foregoing.

     (c) The Review Committee shall review the status and administration of the Plan and Fund and in the appropriate case make recommendations to the Company, the Union and the Funding Agency.

     Sec. 12.5   Liability.  The Review Committee and any members thereof shall
                 ---------
be entitled to rely upon the correctness of any information furnished by the Company and the Union. Neither the Review Committee nor any of its members, nor the Union, nor any officers or other representatives of the Union, nor the Company, nor any officers or other representatives of the Company, shall be liable because of any act or failure to act on the part of the Review Committee, or any of its members, except that nothing herein shall be deemed to relieve any such individual from liability for his own fraud or bad faith.

     Sec. 12.6   Indemnity.  The Company as to employer members and alternate
                 ---------
employer members of the Review Committee and the Union as to employee members and alternate employee members of the Review Committee, shall indemnify, save and hold harmless such members, respectively, from any and all loss, costs, damage or expense which such members or any of them may incur or sustain, arising out of the discharge of the responsibilities under the Plan of the Review Committee, except to the extent that the same shall result from the gross negligence or willful misconduct upon the part of such member or members.

     Sec. 12.7   Company Records.  The Company and the Funding Agency shall keep
                 ---------------
or cause to be kept such records as may be necessary or appropriate in the discharge of their respective duties hereunder. The records and reports maintained or received by the Company or the Funding Agency in connection with the administration of the Plan shall be available for inspection at all reasonable times by the Review Committee or the Union and such consultants as they may employ.

     IN WITNESS WHEREOF, the Company and Union have caused this Plan to be executed by their duly authorized officers.





/s/ Donald W. Scott                         /s/
- ------------------------------              -----------------------------------
Vice President-Human Resources              General Chairman
Burlington Northern Railroad                Transportation Communications
  Company, Camas Prairie                      Union
  Railroad Company, Western
  Fruit Express Company

                                            /s/ Mark F. Brown
                                            ------------------------------------
                                            Senior Vice General Chairman
                                            Transportation Communications
                                              Union











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